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                                                            Exhibit 99.B (d)(53)

                                     FORM OF
                        INVESTMENT SUB-ADVISORY AGREEMENT
                       SEI INSTITUTIONAL INVESTMENTS TRUST

     AGREEMENT made this ___ day of September, 2003 between SEI Investments Management Corporation (the "Adviser") and Wellington Management Company, LLP (the "Sub-Adviser").

     WHEREAS, SEI Institutional Investments Trust, a Massachusetts business trust (the "Trust"), is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Adviser has entered into an Investment Advisory Agreement dated June 14, 1996 (the "Advisory Agreement") with the Trust, pursuant to which the Adviser acts as investment adviser to the series of the Trust set forth on Schedule A attached hereto (the "Fund"), as such Schedule may be amended by mutual agreement of the parties hereto; and

     WHEREAS, the Adviser, with the approval of the Trust, desires to retain the Sub-Adviser to provide investment advisory services to the Adviser in connection with the management of the Fund, and the Sub-Adviser is willing to render such investment advisory services.

     NOW, THEREFORE, the parties hereto agree as follows:

1. DUTIES OF THE SUB-ADVISER. Subject to supervision by the Adviser and the Trust's Board of Trustees, the Sub-Adviser shall manage all of the securities and other assets of the Fund entrusted to it hereunder (the "Assets"), including the purchase, retention and disposition of the Assets, in accordance with the Fund's investment objectives, policies and restrictions as stated in the Fund's prospectus and statement of additional information, as currently in effect and as amended or supplemented from time to time (referred to collectively as the "Prospectus"), and subject to the following:

(a) The Sub-Adviser shall, subject to supervision by the Adviser, determine from time to time what Assets will be purchased, retained or sold by the Fund, and what portion of the Assets will be invested or held uninvested in cash.

(b) In the performance of its duties and obligations under this Agreement, the Sub-Adviser shall act in conformity with the Trust's Declaration of Trust (as defined herein) and the Prospectus and with the instructions and directions of the Adviser and of the Board of Trustees of the Trust and will conform to and comply with the requirements of the 1940 Act, the Internal Revenue Code of 1986 (the "Code"), and all other applicable federal and state laws and regulations, as each is amended from time to time.

(c) The Sub-Adviser shall determine the Assets to be purchased or sold by the Fund

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     as provided in subparagraph (a) and will place orders with or through such persons, brokers or dealers to carry out the policy with respect to brokerage set forth in the Fund's Registration Statement (as defined herein) and Prospectus or as the Board of Trustees or the Adviser may direct from time to time, in conformity with all federal securities laws. In executing Fund transactions and selecting brokers or dealers, the Sub-Adviser will use its best efforts to seek on behalf of the Fund the best overall terms available. In assessing the best overall terms available for any transaction, the Sub-Adviser shall consider all factors that it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In evaluating the best overall terms available, and in selecting the broker-dealer to execute a particular transaction, the Sub-Adviser may also consider the brokerage and research services provided (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934 (the "Exchange Act")). Consistent with any guidelines established by the Board of Trustees of the Trust and Section 28(e) of the Exchange Act, the Sub-Adviser is authorized to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for the Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if, but only if, the Sub-Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer -- viewed in terms of that particular transaction or in terms of the overall responsibilities of the Sub-Adviser to its discretionary clients, including the Fund. In addition, the Sub-Adviser is authorized to allocate purchase and sale orders for securities to brokers or dealers (including brokers and dealers that are affiliated with the Adviser, Sub-Adviser or the Trust's principal underwriter) and to take into account the sale of shares of the Trust if the Sub-Adviser believes that the quality of the transaction and the commission are comparable to what they would be with other qualified firms. In no instance, however, will the Fund's Assets be purchased from or sold to the Adviser, Sub-Adviser, the Trust's principal underwriter, or any affiliated person of either the Trust, Adviser, the Sub-Adviser or the principal underwriter, acting as principal in the transaction, except to the extent permitted by the Securities and Exchange Commission ("SEC") and the 1940 Act.

     On occasions when the Sub-Adviser deems the purchase or sale of a security to be in the best interest of the Fund as well as other clients of the Sub-Adviser, it may allocate such transactions in the manner it considers to be the most equitable and consistent with its fiduciary obligation to the Fund and to such other clients.

(d) The Sub-Adviser shall maintain all books and records with respect to transactions involving the Assets required by subparagraphs (b)(5), (6),
     (7), (9), (10) and (11) and paragraph (f) of Rule 31a-1 under the 1940 Act. The Sub-Adviser shall provide to the Adviser or the Board of Trustees such periodic and special reports,

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     balance sheets or financial information, and such other information with regard to its affairs as the Adviser or Board of Trustees may reasonably request.

     The Sub-Adviser shall keep the books and records relating to the Assets required to be maintained by the Sub-Adviser under this Agreement and shall timely furnish to the Adviser all information relating to the Sub-Adviser's services under this Agreement needed by the Adviser to keep the other books and records of the Fund required by Rule 31a-1 under the 1940 Act. The Sub-Adviser shall also furnish to the Adviser any other information relating to the Assets that is required to be filed by the Adviser or the Trust with the SEC or sent to shareholders under the 1940 Act (including the rules adopted thereunder) or any exemptive or other relief that the Adviser or the Trust obtains from the SEC. The Sub-Adviser agrees that all records that it maintains on behalf of the Fund are property of the Fund and the Sub-Adviser will surrender promptly to the Fund any of such records upon the Fund's request; provided, however, that the Sub-Adviser may retain a copy of such records. In addition, for the duration of this Agreement, the Sub-Adviser shall preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any such records as are required to be maintained by it pursuant to this Agreement, and shall transfer said records to any successor sub-adviser upon the termination of this Agreement (or, if there is no successor sub-adviser, to the Adviser).

(e) The Sub-Adviser shall provide the Fund's custodian on each business day with information relating to all transactions concerning the Fund's Assets and shall provide the Adviser with such information upon request of the Adviser.

(f) The investment management services provided by the Sub-Adviser under this Agreement are not to be deemed exclusive and the Sub-Adviser shall be free to render similar services to others, as long as such services do not impair the services rendered to the Adviser or the Trust.

(g) The Sub-Adviser shall promptly notify the Adviser of any financial condition that is likely to impair the Sub-Adviser's ability to fulfill its commitment under this Agreement.

(h) (i) Except under the circumstances set forth in subsection (ii), the Sub-Adviser shall not be responsible for reviewing proxy solicitation materials or voting and handling proxies in relation to the securities held as Assets in the Fund. If the Sub-Adviser receives a misdirected proxy, it shall promptly forward such misdirected proxy to the Adviser.

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     (ii) The Sub-Adviser hereby agrees that upon 60 days' written notice from the Adviser, the Sub-Adviser shall assume responsibility for reviewing proxy solicitation materials and voting proxies in relation to the securities held as Assets in the Fund in accordance with the Sub-Adviser's Proxy Policies and Procedures, as amended. As of the time the Sub-Adviser shall assume such responsibilities with respect to proxies under this sub-section (ii), the Adviser shall instruct the custodian and other parties providing services to the Fund to promptly forward misdirected proxies to the Sub-Adviser.

(i) In performance of its duties and obligations under this Agreement, the Sub-Adviser shall not consult with any other sub-adviser to the Fund or a sub-adviser to a portfolio that is under common control with the Fund concerning the Assets, except as permitted by the policies and procedures of the Fund. The Sub-Adviser shall not provide investment advice to any assets of the Fund other than the Assets.

     Services to be furnished by the Sub-Adviser under this Agreement may be furnished through the medium of any of the Sub-Adviser's partners, officers or employees.

2. DUTIES OF THE ADVISER. The Adviser shall continue to have responsibility for all services to be provided to the Fund pursuant to the Advisory Agreement and shall oversee and review the Sub-Adviser's performance of its duties under this Agreement; provided, however, that in connection with its management of the Assets, nothing herein shall be construed to relieve the Sub-Adviser of responsibility for compliance with the Trust's Declaration of Trust (as defined herein), the Prospectus, the instructions and directions of the Adviser and of the Board of Trustees of the Trust, the requirements of the 1940 Act, the Code, and all other applicable federal and state laws and regulations, as each is amended from time to time.

3. DELIVERY OF DOCUMENTS. The Adviser has furnished the Sub-Adviser with copies properly certified or authenticated of each of the following documents, and will deliver to it all future amendments and supplements, if any:

(a) The Trust's Agreement and Declaration of Trust, as filed with the Secretary of State of the Commonwealth of Massachusetts (such Agreement and Declaration of Trust, as in effect on the date of this Agreement and as amended from time to time, herein called the "Declaration of Trust");

(b) By-Laws of the Trust (such By-Laws, as in effect on the date of this Agreement and as amended from time to time, are herein called the "By-Laws");

(c)  Prospectus of the Fund;

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(d)  Certified resolutions of the Trust's Board of Trustees authorizing the appointment of the Adviser and the Sub-Adviser with respect to the Fund, and approving the form of this Agreement; and

(e) Registration Statement under the 1940 Act and the Securities Act of 1933, as amended, on Form N-1A (the Registration Statement), as filed with the SEC relating to the Fund and all amendments thereto.

4. COMPENSATION TO THE SUB-ADVISER. For the services to be provided by the Sub-Adviser pursuant to this Agreement, the Adviser will pay the Sub-Adviser, and the Sub-Adviser agrees to accept as full compensation therefor, a sub-advisory fee at the rate specified in Schedule B which is attached hereto and made part of this Agreement. The fee will be calculated based on the average daily value of the Assets under the Sub-Adviser's management and will be paid to the Sub-Adviser monthly. Except as may otherwise be prohibited by law or regulation (including any then current SEC staff interpretation), the Sub-Adviser may, in its discretion and from time to time, waive a portion of its fee.

5. LIMITATION OF LIABILITY OF THE SUB-ADVISER. The Sub-Adviser shall not be liable for any error of judgment or for any loss suffered by the Fund or the Adviser in connection with performance of its obligations under this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in
     Section 36(b)(3) of the 1940 Act), or a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Sub-Adviser in the performance of its duties, or from reckless disregard of its obligations and duties under this Agreement, except as may otherwise be provided under provisions of applicable state law which cannot be waived or modified hereby. (As used in this Paragraph 5, the term "Sub-Adviser" shall include partners, officers, employees and other corporate agents of the Sub-Adviser as well as the partnership itself.)

6. DURATION AND TERMINATION. This Agreement shall become effective upon approval by the Trust's Board of Trustees and its execution by the parties hereto. Pursuant to the exemptive relief obtained in the SEC Order dated April 29, 1996, Investment Company Act Release No. 21921, approval of the Agreement by a majority of the outstanding voting securities of the Fund is not required.

     This Agreement shall continue in effect for a period of more than two years from the date hereof only so long as continuance is specifically approved at least annually in conformance with the 1940 Act; provided, however, that this Agreement may be terminated with respect to the Fund (a) by the Fund at any time, without the payment of any penalty, by the vote of a majority of Trustees of the Trust or by the vote of a majority of the outstanding voting securities of the Fund, (b) by the Adviser at any time, without the payment of any penalty, on not more than 60 days' nor less than 30 days' written notice to the Sub-Adviser, or (c)

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     by the Sub-Adviser at any time, without the payment of any penalty, on 90 days' written notice to the Adviser. This Agreement shall terminate automatically and immediately in the event of its assignment, or in the event of a termination of the Advisory Agreement with the Trust. As used in this Paragraph 6, the terms "assignment" and "vote of a majority of the outstanding voting securities" shall have the respective meanings set forth in the 1940 Act and the rules and regulations thereunder, subject to such exceptions as may be granted by the SEC under the 1940 Act.

7. GOVERNING LAW. This Agreement shall be governed by the internal laws of the Commonwealth of Massachusetts, without regard to conflict of law principles; provided, however, that nothing herein shall be construed as being inconsistent with the 1940 Act.

8. REVIEW OF MATERIALS. During the term of this Agreement, the Adviser agrees to furnish the Sub-Adviser at its principal office all Prospectus, Statements of Additional Information, proxy statements, reports to shareholders, advertising and sales literature or other materials prepared for distribution to shareholders of the Fund, the Trust or the public that refer to the Sub-Adviser or its clients in any way, prior to the use thereof, and the Adviser shall not use any such materials if the Sub-Adviser reasonably objects in writing within five business days (or such other period as may be mutually agreed) after receipt thereof. The Sub-Adviser's right to object to such materials is limited to the portions of such materials that expressly relate to the Sub-Adviser, its services and its clients. Materials which are consistent with those previously approved by the Sub-Adviser as referenced in the first sentence of this paragraph do not need to be submitted for the Sub-Adviser's review. The Adviser agrees to use its reasonable best efforts to ensure that materials prepared by its employees or agents or its affiliates that refer to the Sub-Adviser or its clients in any way are submitted for review or are consistent with previously approved materials. Material submitted for the Sub-Adviser's review may be furnished to the Sub-Adviser by first class or overnight mail, facsimile or hand delivery.

9. SEVERABILITY. Should any part of this Agreement be held invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

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10.  NOTICE: Any notice, advice or report to be given pursuant to this Agreement shall be deemed sufficient if delivered or mailed by registered, certified or overnight mail, postage prepaid addressed by the party giving notice to the other party at the last address furnished by the other party:

      To the Adviser at:                  SEI Investments Management Corporation
                                          One Freedom Valley Road
                                          Oaks, PA 19456
                                          Attention: Legal Department

      To the Sub-Adviser at:              Wellington Management Company, LLP
                                          75 State Street
                                          Boston, MA 02109
                                          Attention: Legal Services

11. ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings relating to this Agreement's subject matter. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

     In the event the terms of this Agreement are applicable to more than one portfolio of the Trust (for purposes of this Paragraph 11, each a "Fund"), the Adviser is entering into this Agreement with the Sub-Adviser on behalf of the respective Funds severally and not jointly, with the express intention that the provisions contained in each numbered paragraph hereof shall be understood as applying separately with respect to each Fund as if contained in separate agreements between the Adviser and Sub-Adviser for each such Fund. In the event that this Agreement is made applicable to any additional Funds by way of a Schedule executed subsequent to the date first indicated above, provisions of such Schedule shall be deemed to be incorporated into this Agreement as it relates to such Fund so that, for example, the execution date for purposes of Paragraph 6 of this Agreement with respect to such Fund shall be the execution date of the relevant Schedule.

12.  MISCELLANEOUS.

(a) A copy of the Declaration of Trust is on file with the Secretary of State of the Commonwealth of Massachusetts, and notice is hereby given that the obligations of this instrument are not binding upon any of the Trustees, officers or shareholders of the Fund or the Trust.

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(b)  Where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is altered by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the day and year first written above.


SEI INVESTMENTS MANAGEMENT CORPORATION       WELLINGTON MANAGEMENT COMPANY, LLP

By:                                          By:

-------------------------------------        -----------------------------------

Name:                                        Name:

-------------------------------------        -----------------------------------

Title:                                       Title:

-------------------------------------        -----------------------------------

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                                   SCHEDULE A
                                     TO THE
                             SUB-ADVISORY AGREEMENT
                                     BETWEEN
                     SEI INVESTMENTS MANAGEMENT CORPORATION
                                       AND
                       WELLINGTON MANAGEMENT COMPANY, LLP

                            AS OF SEPTEMBER __, 2003

                       SEI INSTITUTIONAL INVESTMENTS TRUST

                            Small/Mid Cap Equity Fund

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                                   SCHEDULE B
                                     TO THE
                             SUB-ADVISORY AGREEMENT
                                     BETWEEN
                     SEI INVESTMENTS MANAGEMENT CORPORATION
                                       AND
                       WELLINGTON MANAGEMENT COMPANY, LLP

                            AS OF SEPTEMBER __, 2003

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

     SEI INSTITUTIONAL INVESTMENTS TRUST

          Small/Mid Cap Equity Fund


Agreed and Accepted:


SEI INVESTMENTS MANAGEMENT CORPORATION       WELLINGTON MANAGEMENT COMPANY, LLP

By:                                          By:

-------------------------------------        -----------------------------------

Name:                                        Name:

-------------------------------------        -----------------------------------

Title:                                       Title:

-------------------------------------        -----------------------------------

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